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                                                                      Exhibit 10


                       UNITED ASSET MANAGEMENT CORPORATION
                         PROFIT SHARING AND 401(K) PLAN

                                 SIXTH AMENDMENT

         WHEREAS, United Asset Management Corporation (hereinafter referred to as the "Company") adopted the United Asset Management Corporation Profit Sharing and 401(k) Plan (hereinafter referred to as the "Plan") effective as of January 1, 1989 and restated effective January 1, 1990, to provide retirement benefits for certain employees of the Company and its subsidiaries; and

         WHEREAS, in accordance with Article 11, the Company wishes to amend the Plan;

         NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2000, unless otherwise indicated, as follows:

         THE FOLLOWING PROVISION IS ADDED AS THE FINAL PARAGRAPH OF SECTION 6.3 OF ARTICLE 6: Notwithstanding the foregoing, a Participant who is involuntarily terminated under a combination of two circumstances shall be immediately and fully vested in such Participant's Company Account:

         (a)    The termination is for reasons unrelated to job performance; and
         (b) In the circumstances of the termination, the Participant is covered by a salary continuation plan adopted by his or her Company (as defined at Section 1.10 of this Plan).

         Except as specifically amended hereby, the Plan is hereby reaffirmed in all respects. Signed as a sealed Massachusetts instrument effective as of the date stated above.


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                               UNITED ASSET MANAGEMENT CORPORATION


                                     /s/ William H. Park
                               BY: ____________________________________________
                                     William H. Park, Executive Vice President



May 3, 2000
Date





















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